Exhibit 99.1

Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
PARTICIPANTS
Corporate Participants
Ross C. Seymore — Research Analyst, Deutsche Bank Securities, Inc.
Scott A. McGregor — President, Chief Executive Officer & Director
Ronald Steven Jankov — President, Chief Executive Officer & Director, Netlogic Microsystems, Inc.
MANAGEMENT DISCUSSION SECTION
Ross C. Seymore, Research Analyst, Deutsche Bank Securities, Inc.
Good afternoon everyone. Thank you for sticking around to the end of the day. We are pretty happy to have some more exciting news than frankly we even expected today. So, we have the CEOs of both NetLogic as well as Broadcom, which soon to be one company both here on stage. So, both Scott McGregor and Ron Jankov are going to do a little bit of a tag team presentation, a little bit about the deal that they just announced yesterday morning for Broadcom to acquire NetLogic. And then we’ll open it up to Q&A after that.
So, Scott and Ron, if you want to step up to?
Scott A. McGregor, President, Chief Executive Officer & Director
So, Ron and I have — come on up Ron. We have a couple of slides and then we’re sort of going to mix and match a little bit. So bear with us. What I’d first like to do is talk about the transaction. It’s a definitive agreement to acquire NetLogic and both our boards unanimously approved the deal. It’s $50 a share and net of cash assumed it’s $3.7 billion in deal size. 100% of the cash goes to shareholders and we’ll also assume the equity within NetLogic and we put the numbers up here so you can get your models right, $450 million and 15 million shares.
We expect to close in the first half of 2012. We [need] the approval of NetLogic’s shareholders. We have regulatory clearance [requirements] and we expect to file in China, Taiwan and the United States. We don’t expect any unusual issues and then other customary closing conditions there. We believe for Broadcom, it will be accretive to revenue growth. It will be accretive to our non-GAAP product gross margin. And we believe that it will be accretive to [non-GAAP] EPS of approximately $0.10 in 2012 and more than that in 2013. So, Ron.
Ronald Steven Jankov, President, Chief Executive Officer & Director, Netlogic Microsystems, Inc.
Thanks Scott. This is a great deal for NetLogic across the board, especially our customers. We have got some great technology. We are really making a breakthrough with the XLP II which we just announced last week. The new KPBs that are ramping and IPv6 taken across the board, the new DSE products as well. But we are still a pretty small company and this gives us the opportunity to be a part of a bigger footprint. For example, we are really just starting to break into Europe and we’ve only got a couple of people in Europe and they just don’t they don’t want to make this big
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Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
long-term decisions. They are betting their whole product future on NetLogic and they’re not comfortable with that.
But they are certainly willing to bet on Broadcom with NetLogic’s technologies. It’s a great deal for our customers. It also opens up a platform opportunity, the ability to even look at the partitioning on the card where we sit together and we can make more efficient positioning by working together. It is just a, it’s a really good thing for our customers. It’s a good thing for the NetLogic employees and for a lot of the same reasons. We have got such a great architecture and so much breakthrough that’s going on right now in product development and we never would have seen as a full actualization of those great innovations and breakthroughs as a smaller company. But we are going to be able to do that as part of Broadcom. I mean Scott and Rajiv and Henry Samueli have really gotten behind us. They want to take this technology and really proliferate it and really take it to the next level.
So that’s an exciting thing. Because we are mainly an engineering company. We are probably 80% engineering. This is an exciting thing for engineering. Obviously for you guys, shareholders, it’s a great return on investment, all cash deal, so it’s a good thing for everybody involved.
Scott A. McGregor, President, Chief Executive Officer & Director
One of the things that we are excited about at Broadcom with this acquisition is the increase in our addressable market or our say unserved addressable market. So if we look at our addressable market in 2010, we estimate it was about $3.4 billion with the Broadcom core businesses. With the acquisition of NetLogic plus the microwave backhaul small Provigent acquisition that we already did, we believe by 2015 our addressable market goes to $12 billion and so gives us considerable more headroom and opportunities to invest here. You see microwave backhaul, knowledge based processors, embedded processors and also wireless infrastructure, we believe all of these markets are now available to us going forward and we will do our best like we do in other markets to attempt to get number one positions in each one of those.
So overall on the deal to summarize it up, it’s accretive to growth, the leading multicore and knowledge based processors are great technology. It also with the Optichron acquisition that NetLogic did, there is some great front-end technology for wireless base stations as well. And as I showed on the previous slide, it substantially increases our addressable market.
It is accretive to margins. We expect that the non-GAAP product gross margin for all of Broadcom will go up by over 100 basis points next year concluding this transaction. So that’s good for us there. It’s accretive to EPS. On a non-GAAP basis we expect about $0.10 per share in 2012 and I said it would be more other than that in year two, 2013 post integration. It is an all cash deal. We are capable of funding this out of our cash balance. We will look at the utilization of our capital to drive our revenue and earnings leverage going forward.
So let me just summarize, it’s great technology. I think the NetLogic people have done a tremendous job creating really leading edge technology and we are excited to bring that into Broadcom.
Driving integration, by taking the NetLogic technologies and the Broadcom technologies, bringing them together, initially first as chips that sit side-by-side in boards with customers and over time integrating them into the same device. It’s about expanded market opportunities, going from $3 billion to $12 billion on the SAM for us. It’s about profitability, increasing profitability of the company. It’s financially compelling. We believe it’s an excellent fit for both of our shareholders and for our customers and employees going forward.
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Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
So with that we’ll stop. You can get additional information on our either of our web pages. We’ve also filed all of the merger documents and you can get those on the web as well. So with that we’ll stop and let you take questions.
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Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
QUESTION AND ANSWER SECTION
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: You guys get sat down a little bit. So why don’t I start with Scott. From the Broadcom perspective, you’ve done a number of acquisitions over the last decade. It’s a core part of what makes Broadcom successful. This is the largest one in recent memory and maybe the largest one ever. What do you think the challenges are? Well I guess first, what led you to doing a larger acquisition and two, what do you think the challenges are of integrating an acquisition of this size?
<A — Scott McGregor — Broadcom Corp.>: Let me first talk about why a large company when typically we bought smaller companies and then how do we feel that we mitigate risks on this integration. Broadcom has had a strategy over our course of our company to mostly acquire either pre-revenue or early stage revenue companies. They tend to be very easy for us to integrate. They don’t have a lot of infrastructure. You can just slot them into the company. And we think of it a little bit like if you have a server or a switch, you can think that like a blade architecture, where you’re acquiring a new blade. You’ve already got the power supply and the chassis and everything. You get a new blade, you slot it and you just increase the overall capacity of the system.
When we look at larger deals, we do look at them from time to time. But for us, it has to be even more compelling, because there is potentially higher integration risk and just more work to do integrating it in. We also believe that Broadcom adds incredible value when we buy a startup company because many of our customers don’t like to buy from startup companies. And they prefer to buy from a more established company. That’s less true with a NetLogic which is a real company and has a good reputation in the marketplace.
So why we would we look at a large transaction? Well because we believe it’s incredibly compelling. We looked at all the different opportunities to get into the network processor and embedded processor space. That was a high priority for us from a portfolio point of view. We have sort of three choices. We could do it organically which we are quite capable of doing. We could buy one or more startups and then put organic investment in them to drive it to market. And you will observed it, for example, we did make an investment in a company called Tilera which has got very high performance embedded processors.
And then the third possibility would be buy a larger established player. The advantage of a larger established player is very much faster time to market and less development risk, less design win risk of the acquisition. However, it would cost more and it might be potentially more difficult to integrate. So those are the downsides.
Startup companies, much more risk, much more time to get to market doing it organically, much more investment that would take away from other investments we could do and then all of the risks and time to market issues as well. So we decided looking at all the possibilities and looking at the different players that NetLogic got us to market the fastest. We believe they had the best technology. We kicked the tires on all the other companies out there. We believe they’re a quad issue, quad threaded cores are extremely good technology, and we felt the team was good.
Getting to the integration, how do you mitigate integration risk. One of the things that governs the difficulty of an integration is the cultural fit. If you acquire a company that has a very different culture than yours, that’s going to be probably a difficult integration. One of the things we liked very much about NetLogic is it felt like this was a Broadcom team. Okay, these are guys passionate about innovation, passionate about engineering execution. As Ron said it’s like 80 percentage in yours. I mean it’s a geeky company just like us. And so that mitigates the risk.
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Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
This is a large acquisition. Certainly it’s the largest one from the size of the check we have to write for the acquisition, but it’s not as large from a people point of view, it’s about what, about 700 people. So it’s expensive admittedly, but it’s not large from an organizational size. Rajiv’s organization when we’ll integrate this, is substantially larger than NetLogic, it’s thousands of people. So we’ll be able to integrate that in I think in a straight forward fashion.
I also believe that it’s fairly well contained within our infrastructure team and we feel good about the people. We’ve had extensive conversations with Ron and with Ron’s staff and they are good folks and we think they’ll fit well into Broadcom. Ron has agreed to stay with Broadcom and will be part of the integration team. That always makes things easier as well. So we believe it’s an achievable integration and is going to deliver good results.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: I guess one question from the NetLogic side of things then. Ron, NetLogic was one of a very, very small handful of true growth companies within the semiconductor market. As investors are looking around at the premium valuation you had even prior to this deal, it was quite large and well deserved given the growth rate that you had. So given that unique scarce performance, why choose to sell at all?
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: Sure, well I would emphasize one of the things that Scott said, is we look around at if we were ever going to be joined with another company, to us the only one that had a cultural fit was Broadcom. I mean not only are we a fit in terms of the product lines are very similar and that we — not similar in terms of competitive, but we are on the same cards with the same kind of products, end product, same customers. And so it’s a very, very synergistic fit.
We have been working with their switch team and their network processor team for five or six years. And over those years the two teams have gotten to know each other really well and there’s a great deal of integrity and respect between those teams. And I just think our engineers couldn’t imagine working for another semiconductor company that’s large other than Broadcom. So this was the right math. So when Broadcom came, when Scott approached me, we were open to it just because of that cultural fit. We knew that people would be happy there and be able to excel there.
I think the other big part of it is as I mentioned, this is an opportunity for us to take our technology to another level. And it is you never know financially how things would work two or three years or five years from now if you are on your own. But one thing I do know is that as a part of Broadcom, these products that we put myself personally almost 12 years into, they’re going to be more successful as part of Broadcom. I’m totally confident of that. We are going to be able to reach more customers. We are going to be able to take the level of manufacturing expertise to be able to do bigger and faster and better chips and more of them. We are just going to be able to accomplish a lot more. And for us that’s a lot of it. We want to really become a great division of Broadcom and have our products be the most successful possible and I think this is the best opportunity for us to be there.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: And as both of you have I’m sure talked to customers over the last 24 hours about this, what’s been the customer reaction?
<A — Scott McGregor — Broadcom Corp.>: I’ve talked to customers and generally they have been very positive on this. I mean a lot of them want to understand the implications and what are we going to do and how are we going to tie the chips together. But I’ve heard a number of very positive reaction.
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: Yes, I’d say it’s very positive, especially some of the new customers we were trying to penetrate that were on the fence and they are comparing us with some really large companies. Not really large compared to Broadcom but really large compared to NetLogic. And this is great because they really loved our technology, but it’s a
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Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
big bet. They’re betting billions of dollars of end equipment on this, right. So they are a lot more comfortable betting on this combination than they would have been betting on us ourself.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: They keep betting billions on you too.
<A — Scott McGregor — Broadcom Corp.>: Either way billions, which is good, very flattering.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: I have a lot more questions but I’ll take a chance to see if the audience has any, I can open it up. There’s a microphone that will be coming from behind you there so hold on until, it should get back to you.
<Q>: For both Scott and Ron, I’ll focus the question on both of you. Why was this the right time, depending on the evolution of the market to make this deal? Then specifically to Scott, why was this the right price at this level in light of market weakness. Just to put it in perspective and in terms of Scott, how confident are you paying this price on the ability to execute on this acquisition? Thank you.
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: Sure. I will talk about the timing, because I mentioned it before. But we’re at a real inflection point, particularly on the processor side where you know where we are ramping into production on the 40 nanometer with the new XLP architecture. And we just announced the XLP II architecture with it takes us to the next step. You know 680 [ph] NX CPUs (15:28) that are able to work coherently together. This is very, very complex and it’s a big decision for customers to make the commitment to this kind of architecture. And it’s also you know for us again the manufacturing scale that we are going to need to be able to produce enough of these per what is possible and achievable for us. So this was an inflection point for us where we get the maximum benefit of now becoming part of a larger company. So that’s the timing from our standpoint.
<A — Scott McGregor — Broadcom Corp.>: I think on the price too, I think Ron and his board wouldn’t take any less and I wouldn’t pay any more. So that’s what gets you to that number. It’s also the market sets the price and if you look at the stock price of NetLogic, it’s been very high. They’ve always commanded a high multiple. The company was trading in the mid 40s not too long ago and that certain expectations wasn’t possible to buy the company in the 30s. Would I have loved to pay less for it, absolutely yes, I even thought of that idea and tried it with Ron and it didn’t work.
Your other question was also on timing. Timing is a function of when companies talk to each other, when it makes sense to get together. Some transactions are not executable or executable at different times. So I think it’s a timing when it made sense. It’s an inflection point in the market. I think if we had tried to do it six months ago, we probably would have had to pay more and I wasn’t willing to do that.
In terms of our ability to integrate, I said just a little while ago that there are a number of things that make this easier integration than the value would imply because of the relatively small number of employees for the value, because the locations are the same. They’re headquartered in Silicon Valley. Silicon Valley is about the same size as Irvine for us in terms of one of our largest facilities. Your second largest, NetLogic’s second largest facility is in India, so is ours. We have a huge facility over there as well.
And so it will be easy I think in terms of people dynamics, in terms of culture, facilities, product fit, overlap of customers. It just has all of the hallmarks of things that will generally go well. So relative to the size of the dollar amount, it will be a relatively straightforward integration. Now, don’t get me wrong, it’s always a lot of work to do an integration and we’ve done about 50 of them now. And this
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Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
is one that we’ll have to pay attention to and make work and Rajiv and his team are committed to do that and I’m committed to make sure it happens.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: We have another question right up front here.
<Q>: It’s for both of you, but Ron we’ve talked in the past about the lag time between a design win at a equipment manufacturer with actual revenue recognition for NetLogic. The combo now with NetLogic and Broadcom and the combined engineering teams and what have you, do you find that — do you think that that will help accelerate the development process of the end customers boxes at all or it’s just going to manifest itself in more confidence in future design wins.
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: Yes, I think the signed ones we already have won, that’s really based on how long the customer needs to complete their software, to get qualified by their end customer, where the carrier or whoever that might be. That’s not going to change a lot because of this deal. But it does make a big difference on the pace of designs we are going to win, starting now going forward. And even beyond that, the pace at which we are going to able to bring new products to market and the extent of the market breadth we can do in terms of the kind of customers and kind of products we can do. So, it’s more about the forward looking than it is about designs that were already won.
<Q>: [inaudible] (19:30)
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: It’s typically one to two years from when we get a design win at high volume.
<Q>: [inaudible] (19:43)
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: I think it will be same, would be my guess. I think it’s based on the customer’s ability to get their product to market, but starting now we should be able to win more designs.
<Q>: Related to that, just Scott can you tell us what your expectations are and timing wise regarding deal synergies on either the product cost OpEx side? Can you just talk about sales a little bit to the extent you have ambitions or goals that you can talk about at this point?
<A — Scott McGregor — Broadcom Corp.>: In terms of synergies, many M&A transactions are structured such that the value of the transaction comes from the elimination of the duplication between the companies and corresponding cost savings. That’s not the case in this acquisition. We are acquiring NetLogic because we want to take their products, their team, all the work that they have done and actually accelerate it. Okay, so fold that into Broadcom and accelerate it. So we model some synergies into the transaction. I think if you were to do the math of just taking the two companies and putting them together for 2011 and or 2012 and assuming three quarters, you’d probably observe there’s probably $0.07 of [non-GAAP] EPS accretion and we’ve got $0.10 in the model. So we assume we will get some synergy out of some cost benefit. There is two public companies you can save some money by only having one public company, especially in Sarbanes-Oxley world. So there are some cost savings you just get by putting the companies together. But we are not modeling any synergies for cost savings in engineering or any of the products side.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: Scott on that synergy side of things, a lot of what you talked about TAM or SAM wise especially for your company seems very compelling, it gets you into new markets. But even more compelling it seems is the breadth that you can bring to the market to leverage what NetLogic already has. How should we think about how long it will take before you will see the combined entity and that scale that you can bring to customers, benefit
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Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
the revenue growth on either side or the combination of the two? Is it something you have to wait for these one year to two year design cycles or can you bring a bigger portion of the bomb on a given board to bear and get the benefits earlier than that?
<A — Scott McGregor — Broadcom Corp.>: I think your point is right, I mean it’s really a great strategic fit and very synergistic from a 1 plus 1 equals 3 point of view as opposed to 1 plus 1 equals cost savings therefore 1.5 point of view. In terms of winning new designs, I think Ron was right and it takes a while to win the designs and then get them to revenue and things like that. I think immediately customers who might have been on the edge of whether they would go with NetLogic or a competitor now will have more confidence to go with our solution. So you could get more design wins fairly quickly moving in our direction. I think there are things we can do technically. We do need to wait for the deal to close before we can do some things. We need to run as independent companies in the meanwhile, but we can begin planning for that. But I would assume over the next several years we’ll definitely get benefit from the companies together which would be more than we would get as the sum of two separate companies.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: And I guess one final question on that topic. The boxes you are going into, the customers you are addressing are very performance specific and centric, less so on the pricing side of things. When you go with a higher percentage of the bomb argument to them and say we serve all these different parts bundled or otherwise, whatever terminology you want. Is that something that’s compelling to them, where they can get more of the chips on a given board? Or is it in the market that you are playing in not necessarily a driver of revenue synergies?
<A — Scott McGregor — Broadcom Corp.>: Ron, you can make a comment too. But I think the better value to the customers is improving the performance, improving power consumption, improving features, and I think that motivates them. I think one-stop shopping for the dozens of chips they need in the box is less compelling. I think that’s more compelling on the cellular side for us in like combo chips because it’s incredibly hard to get radios to work with each other.
Okay, I think in the network infrastructure space, you assume that you can get the chips to work with each other and you bash the vendors until they do. But in the cellular world, it’s much more an art to get the radios to work together and so one-stop shopping I think has higher value there. I would believe the value we will get will be the value of for example designing knowledge based processors at the same time you design a switch with the architects working with each other so they are both optimized. And that something we would not have done in normal course. I think designing network processors so that they partner with all the rest of the systems is a real advantage.
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: I was actually going to just say the same thing that you just mentioned it. For the last five years, we have been partnering, one of our closest partners in semiconductors has been Broadcom on the switch and network processer side. And so our teams would get together and discuss what kind of functionality we had to have on the KBP to make it work better with their switches and with their network processes. But probably we only got 20% of the total value out of that because we were both hesitant as different companies to exchange a deeper amount of information that would allow the total system to have been much better, for our KBP to be much better matched with the switches or for the network processors.
As one company, we can get behind that and get past that and get 100% of the value of having KBPs that are totally optimized for the best functionality with these switches and network processers. And I think we have taken that to the next level just over the last six months, where in addition to putting our KBPs together with their switches and network processers, they started to put our XLP control playing processors as part of that. And that has included your big team in North Carolina that does all the software work for the upper layers of software. And again I would say we
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Broadcom Corp.		Deutsche Bank
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	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
are getting 20% of that synergy right now as, if we’re part of Broadcom and when we’re part of Broadcom, we’re going to get 100% of those synergies. So it’s another 80% more synergies on that XLP together with the network processors and switches. So it’s a big deal for our customers.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: Any other questions from the audience? Get the mic again.
<Q>: So we know the NetLogic background and but Broadcom has fingers in a lot of different areas. Forget about the hard drive business, but let’s think about the set-top box, the cable modems. Is there a bigger picture to the bigger picture outside of the infrastructure piece where you are looking at the next evolution of the set-top box, WiFi access points et cetera, and putting intelligent routing all the way from one end completely to the other?
<A — Scott McGregor — Broadcom Corp.>: One of the things that Broadcom I believe does better than any other company I am aware of is co-operation across the different divisions and sharing IP and doing different things. So for example, the video processor that is designed in our cell phone group shows up in a set-top box and we’re just really good at sharing those things. Once we close this transaction and NetLogic is part of Broadcom, I believe there are definitely technologies that we would use around the company. They have a very, very fine MIPS processor architecture and that’s perfectly good for network processors but it could be used in other kinds of devices as well. So I could imagine that would be a core competence we would want to look at for deployment elsewhere within Broadcom.
When I look at some of the Optichron, the front-end technologies, pre-distortion for amplifiers and things like that, that’s a fairly generic radio technology and that has applicability in other parts of products that use radios and we do have a fair number of those. So I think there is a lot of opportunity to share technology. And one of the things that we’re excited about is that if you get the very best engineers together and they start sharing ideas and working together, we have seen very, very good track record of promulgating those technologies across different groups. So I am giving you a generic answer rather than specifics, but we do have some things in mind and we’ll let those roll out in due course.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: Okay, we have about two minutes left. So I’ll get on to the more mundane side, Broadcom also reiterated its guidance. You are not going to be presenting here tomorrow because you have just a few other things to deal with. I will hit on that, you had reiterated guidance at the midpoint of the range. Any dynamics within the three segments because I believe your guidance was for very different growth rates between your three primary segments. Within that reiteration, any sort of dynamics that are differing between the three?
<A — Scott McGregor — Broadcom Corp.>: The quarter is pretty much playing out as we saw it. I don’t see any major perturbations across the segments, Ross. I’d say it’s pretty much playing out how we thought.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: That doesn’t take two minutes, you’re supposed to take longer than that.
<A — Scott McGregor — Broadcom Corp.>: I could repeat it.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: I was hoping for more. Well let me just fit one more in on another side then, large deals the new norm for Broadcom?
<A — Scott McGregor — Broadcom Corp.>: Well not in the near future. We used up most of our cash. So I’d say we’re not going to do another multi-billion dollar transaction in the near future. In general, we don’t like large transactions because of the potential difficulty of and more difficulty
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Broadcom Corp.		Deutsche Bank
SecuritiesTechnology
	BRCM	Conference	Sep. 13, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲
realizing the value. But again I would encourage you to look at this transaction as one that is actually more like a typical Broadcom transaction than it might seem at first wash if you just look at the price, okay. The culture, size, ability to taking emerging technologies and develop from I would say the network processor technology and embedded processor technology is an emerging technology and at the very youth point of its potential.
And we believe it can go — they can get a lot more market share than they currently have. There’s a lot of opportunity there. I think some of the other technologies they have in the company such as the front end technology just at the very beginning, nascent stage. And so it has a lot of properties of the typical Broadcom transaction, but the one I’d say difference is the price. But you should expect we will continue to be acquisitive and we will mostly do companies that are in sort of that sweet spot for us, so of near revenue or pre-revenue kind of deals.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: Great, I think we are right on time. Unless there’s one last question, we’ll wrap it up and Scott and Ron thank you and congratulations.
Scott A. McGregor, President, Chief Executive Officer & Director
Thank you very much.
Ronald Steven Jankov, President, Chief Executive Officer & Director, Netlogic Microsystems, Inc.
Thank you.
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Cautions Regarding Forward-Looking Statements
All statements included or incorporated by reference in this transcript, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the impact of the acquisition on Broadcom’s earnings per share, the expected date of closing of the transaction, the strategic fit of NetLogic Microsystems’ technology into Broadcom’s business, and the potential benefits of the merger. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Important risk factors that may cause such a difference for Broadcom in connection with the acquisition of NetLogic Microsystems include, but are not limited to unexpected variations in market growth and demand for multi-core network processor and related technologies, matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory clearances and closing conditions relating to the transaction and closing conditions relating to the transaction, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues and charges resulting from purchase accounting adjustments or fair value measurements.
Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this transcript speak only as of this date. Broadcom undertakes no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Additional information about the Merger and Where to Find It
In connection with the proposed transaction, NetLogic Microsystems intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’ website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com. Investors and security holders of NetLogic Microsystems are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’ stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’ executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystemss annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems 2011 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.